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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the

                       Securities and Exchange Act of 1934

       Date of Report (Date of Earliest event reported) December 13, 2000

                                Dynamic I-T, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                   Colorado                                       82-0379959
         (State or other jurisdiction     Commission File       (IRS Employer
              of incorporation)                 No.          Identification No.)

2504 Eleventh Street, Santa Monica, California                       90405
   (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:     (310) 392-8179


              2504 Eleventh Street, Santa Monica, California 90405 (Former name or former address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 28, 2000 Dynamic I-T, Inc. ("Dynamic" or the "Company") acquired BankNet Kft. ("BankNet"), a company organized under the laws of Hungary, in a reverse acquisition. BankNet's accountants have been Ernst & Young in Budapest, Hungary while J.H. Cohn LLP is the principal independent accountant of the legal acquirer. On December 13, 2000, the Company informed Ernst & Young that it was dismissing them as the Company's principal independent accountants. The decision to dismiss Ernst & Young was recommended and approved by the Company's Board of Directors.

         None of the reports of Ernst & Young on the Company's audited financial statements for the years ended December 31, 1998 and 1999 and the unaudited financial statements for the interim periods through September 30, 2000 contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for the years ended December 31, 1998 and 1999 and through December 13, 2000, there have been no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make references in their reports on the Company's financial statements for the years ended December 31, 1998 and 1999, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to the Company or Ernst and Young.

ITEM 7.  FINANCIALS STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits

         16.1* Letter from Ernst & Young, stating their concurrence with the foregoing disclosures is included as Exhibit
                        16.1 to this Form 8-K report


         Exhibit No.    Description
         -----------    -----------
         16.1*          Letter from Ernst & Young, regarding their concurrence
                        with the foregoing disclosures.

*        To be filed by amendment.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DYNAMIC I-T, INC.

                                      By: /s/ Raymond A. King
                                         ---------------------------------------
                                              Raymond A. King
                                              Chief Financial Officer & Director




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